CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Turbodyne Technologies, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 of TURBODYNE TECHNOLOGIES, INC. (File Nos. 333-107995, 333-120986 and 333-122510) of our report dated February 28, 2006, included in this Annual Report on Form 10-KSB of TURBODYNE TECHNOLOGIES, INC. for the fiscal year ended December 31, 2005. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Vasquez & Company, LLP
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Los Angeles, California
July 11, 2006